Exhibit 1.1

EATON CORPORATION

TERMS AGREEMENT

BofA Securities, Inc.
Deutsche Bank Securities Inc.
Loop Capital Markets LLC
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC

As Representatives of the several Underwriters

Ladies and Gentlemen:

Eaton Corporation, an Ohio corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement attached hereto (the “Underwriting Agreement”) to issue and sell to the Underwriters named in Schedule A hereto (the “Underwriters”) the Securities specified herein (the “Designated Securities”).  The Representatives of the several Underwriters named in this Terms Agreement shall be deemed to be “Representatives” under the Underwriting Agreement.  Except to the extent amended hereby, each of the provisions of the Underwriting Agreement are incorporated herein by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement.  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth below, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule A hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.  You represent that you are authorized on behalf of yourselves and each of the Underwriters to enter into this Terms Agreement.

ISSUER:	Eaton Corporation

APPLICABLE TIME:	4:30 P.M., August 16, 2022

TITLE OF DESIGNATED SECURITIES:	4.150% Sustainability-Linked Notes due 2033 (the “Sustainability-Linked Notes”) 4.700% Notes due 2052 (the “2052 Notes” and together with the Sustainability-Linked Notes, the “Notes”)

PRINCIPAL AMOUNT:	$1,300,000,000 Sustainability-Linked Notes $700,000,000 2052 Notes

DENOMINATIONS:	Denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

INTEREST:	4.150% in the case of the Sustainability-Linked Notes. 4.700% in the case of the 2052 Notes.

MATURITY:	March 15, 2033 in the case of the Sustainability-Linked Notes. August 23, 2052 in the case of the 2052 Notes.

GUARANTORS:
Eaton Corporation plc, Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Industries Unlimited Company, Cooper Power Systems, LLC, Cooper Wiring Devices, Inc., Eaton Aeroquip LLC, Eaton Aerospace LLC, Eaton Capital Unlimited Company, Eaton Controls (Luxembourg) S.à r.l., Eaton Domhanda Unlimited Company, Eaton Electric Holdings LLC, Eaton Filtration LLC, Eaton Leasing Corporation, Eaton Technologies (Luxembourg) S.à r.l., Turlock B.V., Wright Line Holding, Inc. and Wright Line LLC

OPTIONAL REDEMPTION:
Prior to December 15, 2032 (three months prior to maturity) in the case of the Sustainability-Linked Notes and February 23, 2052 (six months prior to maturity) in the case of the 2052 Notes (the “Par Call Date”), the Issuer may redeem the Notes  at its option, in whole or in part, at any time and from time to time, at a customary make-whole at T+25 basis points plus, in each case, accrued and unpaid interest thereon to the redemption date. On or after the applicable Par Call Date, the Issuer may redeem the applicable Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the applicable Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

PRICE TO THE PUBLIC:
99.929% of principal amount, plus accrued interest, if any, from August 23, subject to change by the undersigned, in the case of the Sustainability-Linked Notes.

99.458% of principal amount, plus accrued interest, if any, from August 23, subject to change by the undersigned, in the case of the 2052 Notes.

PURCHASE PRICE BY THE UNDERWRITERS:
99.279% of principal amount, plus accrued interest, if any, from August 23, in the case of the Sustainability-Linked Notes.

98.583% of principal amount, plus accrued interest, if any, from August 23, in the case of the 2052 Notes.

SINKING FUND:	None.

DELAYED DELIVERY CONTRACTS:	None.

CLOSING DATE AND LOCATION:	9 a.m. on August 23, 2022, at Shearman & Sterling, New York, New York.

EXPIRATION DATE OF PERIOD REFERRED TO IN 4(L) OF THE UNDERWRITING AGREEMENT, IF ANY:	Closing date.

Very truly yours,

EATON CORPORATION

By:	/s/ Kirsten M. Park
Name: Kirsten M. Park
Title: Senior Vice President - Treasury

By:	/s/ Lizbeth L. Wright
Name: Lizbeth L. Wright
Title: Assistant Secretary

COOPER B-LINE, INC.
COOPER BUSSMANN, LLC
COOPER CROUSE-HINDS, LLC
COOPER POWER SYSTEMS, LLC
COOPER WIRING DEVICES, INC.
EATON AEROQUIP LLC
EATON AEROSPACE LLC
EATON ELECTRIC HOLDINGS LLC
EATON FILTRATION LLC
EATON LEASING CORPORATION
WRIGHT LINE HOLDING, INC.
WRIGHT LINE LLC

By:	/s/ Lizbeth L. Wright
Name: Lizbeth L. Wright
Title: Vice President and Secretary

EATON CORPORATION PLC

By:	/s/ Nigel Crawford
Name: Nigel Crawford
Title: Secretary

By:	s/ Kirsten M. Park
Name: Kirsten M. Park
Title: Authorized Signatory

COOPER INDUSTRIES UNLIMITED COMPANY EATON CAPITAL UNLIMITED COMPANY EATON DOMHANDA UNLIMITED COMPANY

By:	/s/ Nigel Crawford
Name: Nigel Crawford
Title: Director

TURLOCK B.V.

By:	/s/ Alexis Hubert
Name: Alexis Hubert
Title: Managing Director

By:	/s/ Martinus Wijnen
Name: Martinus Wijnen
Title: Managing Director

EATON CONTROLS (LUXEMBOURG) S.À R.L. EATON TECHNOLOGIES (LUXEMBOURG) S.À R.L.

By:	/s/ Gregory Dujardin
Name: Gregory Dujardin
Title: Manager

BOFA SECURITIES, INC.

By:	/s/ Laurie Campbell
Name: Laurie Campbell
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ritu Ketkar
Name: Ritu Ketkar
Title: Managing Director

By:	/s/ John McCabe
Name: John McCabe
Title: Managing Director

LOOP CAPITAL MARKETS LLC

By:	/s/ Sidney Dillard
Name: Sidney Dillard
Title: Partner

MORGAN STANLEY & CO. LLC

By:	/s/ Tammy Serbee
Name: Tammy Serbee
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

SCHEDULE A
UNDERWRITER	PRINCIPAL AMOUNT SUSTAINABILITY-LINKED NOTES

BofA Securities, Inc.	$182,000,000.00
Deutsche Bank Securities Inc.	$182,000,000.00
Loop Capital Markets LLC	$182,000,000.00
Morgan Stanley & Co. LLC	$182,000,000.00
Wells Fargo Securities, LLC	$182,000,000.00
Barclays Capital Inc.	$52,000,000.00
BNP Paribas Securities Corp.	$52,000,000.00
Goldman Sachs & Co. LLC	$52,000,000.00
BNY Mellon Capital Markets, LLC	$24,375,000.00
Citigroup Global Markets Inc.	$24,375,000.00
Credit Suisse Securities (USA) LLC	$24,375,000.00
HSBC Securities (USA) Inc.	$24,375,000.00
J.P. Morgan Securities LLC	$24,375,000.00
KeyBanc Capital Markets Inc.	$24,375,000.00
PNC Capital Markets LLC	$24,375,000.00
Academy Securities, Inc.	$37,375,000.00
AmeriVet Securities, Inc.	$13,000,000.00
CastleOak Securities, L.P.	$13,000,000.00
Total	$1,300,000,000

UNDERWRITER	PRINCIPAL AMOUNT 2052 NOTES

BofA Securities, Inc.	$98,000,000.00
Deutsche Bank Securities Inc.	$98,000,000.00
Loop Capital Markets LLC	$98,000,000.00
Morgan Stanley & Co. LLC	$98,000,000.00
Wells Fargo Securities, LLC	$98,000,000.00
Barclays Capital Inc.	$28,000,000.00
BNP Paribas Securities Corp.	$28,000,000.00
Goldman Sachs & Co. LLC	$28,000,000.00
BNY Mellon Capital Markets, LLC	$13,125,000.00
Citigroup Global Markets Inc.	$13,125,000.00
Credit Suisse Securities (USA) LLC	$13,125,000.00
HSBC Securities (USA) Inc.	$13,125,000.00
J.P. Morgan Securities LLC	$13,125,000.00
KeyBanc Capital Markets Inc.	$13,125,000.00
PNC Capital Markets LLC	$13,125,000.00
Academy Securities, Inc.	$20,125,000.00
AmeriVet Securities, Inc.	$7,000,000.00
CastleOak Securities, L.P.	$7,000,000.00
Total	$700,000,000

EATON CORPORATION

DEBT SECURITIES
GUARANTEES

UNDERWRITING AGREEMENT

----------------------

1.          Introductory.  The issuer identified in the Terms Agreement (as defined below) (the “Company”), proposes to issue and sell certain of its debt securities registered under the registration statement referred to in Section 2(a) (“Registered Debt Securities”).  The Registered Debt Securities will be issued under an indenture dated as of August 23, 2022, as supplemented from time to time thereto (“Indenture”) for the issuance of the Company’s debt securities (“Debt Securities”), among the Company, the guarantors, if any are listed in the Terms Agreement (as defined below) (“Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (“Trustee”) in one or more series, each of which such series may vary as to interest rates, maturities, redemption provisions, selling prices, terms of conversion, if any (“Convertible Debt Securities”), and other terms, with all such terms for any particular series of the Registered Debt Securities being determined at the Applicable Time.  Particular series of the Registered Debt Securities will be sold pursuant to a Terms Agreement referred to in Section 3 (the “Offered Debt Securities”), for resale in accordance with terms of offering determined at the Applicable Time.  For the purposes of this Agreement, the “Applicable Time” is the time so specified in the applicable Terms Agreement (as defined in Section 3 below).

The Registered Debt Securities offered hereby are hereinafter referred to as the “Securities”. The firm or firms which agree to purchase the Securities are hereinafter referred to as the “Underwriter” or “Underwriters” of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in this Agreement (other than in Sections 2(e), 5(c) and 7 and the second sentence of Section 3), shall mean the Underwriters.

2.          Representations and Warranties of the Company and Guarantors, if any.  The Company and Guarantors, if any (collectively, the “Applicable Registrants”), jointly and severally, represent and warrant to, and agree with, each Underwriter that:

(a)          Eaton Corporation plc (the “Parent”) has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-259545), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time it was deemed effective pursuant to Rule 430A, 430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.  Any preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus.  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus and prior to the Closing Date, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Parent filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement prior to the Closing Date.

(b)          (i) The Company meets the requirements for use of Form S-3 under the Securities Act.  The Registration Statement has become effective upon filing with the Commission under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Parent, the Company and the Guarantors, are contemplated or threatened by the Commission.  In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”).

(ii) Each of the Preliminary Prospectus and the Prospectus, when filed, complied in all material respects with the Securities Act.  Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and, at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(a) hereof.

(iii) The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package (as defined herein) and the Prospectus, when they were filed with the Commission in compliance with the requirements of the Exchange Act.  Any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act.  All documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as of their respective dates, when taken together with the other information in the Pricing Disclosure Package, at the Applicable Time and, when taken together with the other information in the Prospectus, at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)          The term “Pricing Disclosure Package” shall mean (i) the Base Prospectus, including any Preliminary Prospectus, (ii) the issuer free writing prospectus as defined in Rule 433 of the Securities Act, attached as Schedule I hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package.  As of the Applicable Time, neither the Pricing Disclosure Package nor the Prospectus, as amended or supplemented, contains an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Pricing Disclosure Package or the Prospectus or amendment or supplement thereto, as the case may be.  The Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act.  No Applicable Registrant has distributed or will distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, which shall be deemed to be no later than the Closing Date unless the Company otherwise receives notice, any written communication in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus and any issuer free writing prospectus as defined in Rule 433 of the Securities Act, including the issuer free writing prospectus attached as Schedule I hereto (each, an “Issuer Free Writing Prospectus”) reviewed and consented to by the Underwriters.

(d)          Each Issuer Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Underwriters and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  Any Issuer Free Writing Prospectus not included in Schedule I, when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter (“Underwriter Information”) specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(a) hereof.

(e)          To the best knowledge of the Applicable Registrants, there is no existing or imminent labor dispute or organizational effort by the employees of the Parent or any of the Applicable Registrants or any existing or imminent labor disturbance by the employees of any of the Parent’s or Applicable Registrants’ principal suppliers, contractors or customers that is reasonably expected to have a material adverse effect upon the business, properties, financial condition or results of operations of the Parent and the Applicable Registrants taken as a whole.

(f)          Except as disclosed in (or incorporated by reference in) the Registration Statement, the Preliminary Prospectus and the Prospectus or except as is not reasonably expected to have a material adverse effect upon the business, properties, financial condition or results of operations of the Parent and the Applicable Registrants taken as a whole, each of the Parent and the Applicable Registrants is in compliance with all applicable Environmental Laws.  As used herein, “Environmental Laws” means any applicable United States federal, state, local or municipal statute, law, rule, regulation, ordinance, judicial or administrative order or consent decree or judgment relating to the protection of the environment or the protection of public or worker health and safety with respect to exposure to hazardous materials.

(g)          Neither the Parent nor any of the Applicable Registrants nor any of the Significant Subsidiaries (as defined below) is in violation of its articles or certificate of incorporation or regulations or bylaws or Constitution or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Parent and the Applicable Registrants taken as a whole.

(h)          Except as described in (or incorporated by reference in) the Registration Statement, the Pricing Disclosure Package and each Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Parent and the Applicable Registrants taken as a whole from the dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and each Prospectus.

(i)          Ernst & Young LLP, whose report appears in the Parent’s most recent Annual Report on Form 10-K, which is incorporated by reference in the Registration Statement, the Preliminary Prospectus and each Prospectus and who have certified and examined certain financial statements of the Parent and its subsidiaries  and have audited the Parent’s internal control over financial reporting and management’s assessment thereof, are independent registered public accountants as required by the Securities Act and the Exchange Act and the applicable rules and regulations thereunder and the rules of the Public Company Accounting Oversight Board (United States) (the “Rules and Regulations”).

(j)          The Parent maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Parent’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Except as disclosed in the Preliminary Prospectus and the Prospectus, the Parent’s internal control over financial reporting is effective and the Parent is not aware of any material weaknesses in its internal control over financial reporting.

(k)          Except as disclosed in the Preliminary Prospectus and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus, there has been no change in the Parent’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Parent’s internal control over financial reporting.

(l)          The Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Parent and its subsidiaries is made known to the Parent’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

(m)          The significant subsidiaries (as defined in Rule 1.02(w) of Regulation S-X) of the Parent are listed in Schedule IV (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”).  The Parent and any subsidiary of the Parent that is an Applicable Registrant, have each been duly incorporated, are validly existing, are in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership of property or the conduct of their respective businesses requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Parent and the Applicable Registrants taken as a whole), and have power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.  All of the issued and outstanding stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable.  The Parent owns all of the issued and outstanding shares of each Significant Subsidiary, directly or through one or more subsidiaries, except to the extent of shares owned of record by directors for the purpose of qualification as such, free and clear of any pledges, liens, encumbrances, claims or equities.

(n)          Except as described in (or incorporated by reference in) the Registration Statement, the Preliminary Prospectus and the Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Applicable Registrants, threatened against the Parent or any of the Applicable Registrants that is required to be described (or incorporated by reference) in the Registration Statement and is not so described.

(o)          The financial statements filed as part of, or incorporated by reference in, the Registration Statement or included in, or incorporated by reference in, any Preliminary Prospectus or Prospectus present, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present, at all times during the period specified in Section 4(c) hereof, fairly, the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and comply as to form with the applicable accounting requirements of Regulation S-X and have been and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be, at all times during the period specified in Section 4(c) hereof, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise disclosed in such financial statements.

(p)          There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in any Preliminary Prospectus or the Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act as required.

(q)          None of the Applicable Registrants are, and after giving effect to the offering and sale of the Securities, will not be required to register as an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(r)          (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto filed prior to the date hereof for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Applicable Registrants or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, and (iv) at the execution time of the applicable Terms Agreement (with such date being used as the determination date for the purposes of this clause (iv)) the Parent was or is, as the case may be, a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, including not having been an “ineligible issuer” as defined in Rule 405 of the Securities Act; and (B) at the earliest time after the filing of the Registration Statement that the Applicable Registrants or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, the Parent was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(s)          This Agreement has been duly authorized, executed and delivered by the Parent, the Company and each of the Guarantors.

(t)          with respect to all Securities which are Offered Debt Securities ─

(i)          On the date of the applicable Terms Agreement, such applicable Terms Agreement will have been duly authorized, executed and delivered by the Applicable Registrants.

(ii)          The Indenture, including any amendments and supplements thereto, pursuant to which the Offered Debt Securities will be issued, will conform with the requirements of the Trust Indenture Act on the Closing Date (as defined in Section 3 hereof).

(iii)          The execution, delivery and performance by the Applicable Registrants of this Agreement and any and compliance by the Applicable Registrants with the provisions contained herein, in the Offered Debt Securities and in the Indenture will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the respective assets of the Parent or the Applicable Registrants pursuant to the terms of, or constitute a default under, any material agreement, indenture or instrument, or result in a violation of the articles or certificate of incorporation or regulations, as amended, of the Parent or the Applicable Registrants or any law, order, rule or regulation of any court or governmental agency having jurisdiction over the Parent or the Applicable Registrants or their respective properties; and, except as required by the Securities Act, the Trust Indenture Act, the Exchange Act and applicable state securities laws or foreign laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the issuance and sale of the Offered Debt Securities or the execution, delivery and performance of this Agreement, the Delayed Delivery Contracts, if any, and the Indenture.

(iv)          On the Closing Date, (A) the Indenture will be duly authorized and when executed and delivered by the Applicable Registrants will constitute the legal, valid and binding obligation of the Applicable Registrants, enforceable against the Applicable Registrants in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, Court protection, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (B) the Offered Debt Securities will be duly authorized and, when duly executed, authenticated and delivered in accordance with the Indenture, upon payment thereof as provided in this Agreement, will be validly issued and outstanding and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, as provided in this Agreement, will constitute the legal, valid and binding obligations of the Applicable Registrants entitled to the benefits of the Indenture, enforceable against the Applicable Registrants in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, Court protection, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (C) if applicable, the guarantees of the Offered Debt Securities (the “Guarantees”), if any, will be duly authorized, executed and delivered by the Guarantors and, when the Offered Debt Securities have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, as provided in this Agreement, will constitute  the legal, valid and binding obligations of the Guarantors in accordance with their terms, enforceable against the Guarantors, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, Court protection, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (D) the Offered Debt Securities, the Indenture and the Guarantees will conform in all material respects to the descriptions thereof contained in the Prospectus.

(u)          Except as disclosed to the Underwriters after reasonable inquiry by the Company, none of the Applicable Registrants or their subsidiaries, or any director, officer, or employee thereof, or, to the Applicable Registrants’ knowledge based on reasonable inquiry, any agent or representative of the Applicable Registrants or of any of their subsidiaries, has at any time in the past 5 (five) years taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action in violation of any applicable anti-bribery or anti-corruption laws; (ii) except as disclosed to the Underwriters after reasonable inquiry, the Applicable Registrants and their subsidiaries and affiliates have at all times in the past 5 (five) years conducted their businesses in compliance with applicable anti-bribery and anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Applicable Registrants nor their subsidiaries will use, directly or indirectly, the proceeds of  the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-bribery or anti-corruption laws.

(v)          The operations of the Applicable Registrants and their subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Applicable Registrants and their subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules or regulations, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Applicable Registrants or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(w)          None of the Applicable Registrants, any of their subsidiaries, or any director or officer thereof, nor, to the Applicable Registrants’ knowledge after due and careful inquiry, any employee, agent or representative of the Applicable Registrants or any of their subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(i)          the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(ii)          located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (as of the date of this Agreement, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic and Crimea region of Ukraine, Cuba, Iran, North Korea and Syria) (each a “Sanctioned Jurisdiction”).

(x)          The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i)          to fund or facilitate any activities or business of or with any Person that is the subject of Sanctions or in any Sanctioned Jurisdiction, except to the extent permitted for a Person required to comply with Sanctions; or

(ii)          in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(y)          For the past five (5) years, the Applicable Registrants and their subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any Sanctioned Jurisdiction, which at the time of such dealings or transactions, did cause or would cause the Applicable Registrants or any of their subsidiaries to be in violation of applicable Sanctions.

(z)          Neither the Applicable Registrants nor any of their subsidiaries or affiliates, has taken, or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.  Neither the Applicable Registrants, nor any of their subsidiaries or affiliates, have issued nor will issue, without the prior consent of the Underwriters, any stabilization announcement referring to the proposed issue of Securities.  The Applicable Registrants each authorize the Underwriters to make such public disclosure of information relating to stabilization of the Securities as is required by applicable law, regulation and guidance.

(aa)          Except as would not have a material adverse effect upon the business, properties, financial condition or results of operations of the Parent and its subsidiaries, taken as a whole (A) to the knowledge of the Company there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Parent or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Parent and its subsidiaries, and any such data processed or stored by third parties on behalf of the Parent and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (B) neither the Parent nor its subsidiaries have been notified of, and have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Parent and its subsidiaries have implemented controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data that are reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.  The Parent and its subsidiaries are presently in material compliance with all applicable laws, statutes, or regulations , internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.          Purchase and Offering of Securities.  The obligation of the Company to issue and sell any of the Securities and the obligation of the Underwriters to purchase any of the Securities will be evidenced by the terms agreement with respect to the applicable Securities (“Terms Agreement”).  All references herein to this Agreement include the applicable Terms Agreement.  The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount or number of shares to be purchased by each Underwriter, the price to the public, and the purchase price to be paid by the Underwriters and, if the Securities include Registered Debt Securities, Registered Preference Shares, Registered Depositary Shares, Registered Ordinary Shares, Registered Warrant Securities, Registered Warrants with Debt Securities as Units or Registered Warrants with Preference Shares as Units, the terms of such Securities not already specified in the Indenture, Certificate of Designations, Depositary Agreement or Warrant Agreement, respectively, including, but not limited to, interest or dividend rate, maturity, redemption provisions and sinking fund requirements, whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below), expiration date and conversion terms (if any such terms are to be applicable).  If the Applicable Registrants grant the Underwriters an option to purchase additional Securities to cover over-allotments, the terms of such option (or options) will be specified in the Terms Agreement.  The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Applicable Registrants agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement (or prospectus supplements) relating to the offering of the Securities.

The obligations of the Underwriters to purchase the Securities will be several and not joint.  Upon the execution of the Terms Agreement applicable to any Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus and, in connection with such offer or the sale of such Securities, will use the Pricing Disclosure Package and the Prospectus, together with any amendment or supplement thereto, that specifically describes such Securities, in the form which has been most recently distributed to them by the Company, only as permitted or contemplated thereby.  The certificates for the Securities delivered to the Underwriters on the Closing Date will be in definitive form and fully registered form and in such denominations, and will be registered in such names, as the Underwriters may reasonably request.

The Applicable Registrants acknowledge and agree that each of the Underwriters is acting solely in the capacity of an arm’s-length contractual counterparty to the Applicable Registrants with respect to the offering of any Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Applicable Registrants or any other person.  Additionally, neither the Representatives nor any of the other Underwriters is advising the Applicable Registrants or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Representative or Underwriter has advised or is advising the Applicable Registrants on other matters).  The Applicable Registrants have consulted with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated by a Terms Agreement, and the Underwriters shall have no responsibility or liability to the Applicable Registrants or any other person with respect thereto.  Any review by the Underwriters of the Applicable Registrants, the transactions contemplated by a Terms Agreement or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Applicable Registrants.  The Applicable Registrants agree that none of them will claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Applicable Registrants, in connection with such transaction or the process leading thereto.

4.          Certain Agreements of the Company.  The Company agrees with the several Underwriters that the Company will furnish to Shearman & Sterling LLP, counsel for the Underwriters, as many signed copies of the Registration Statement as they may reasonably request relating to the Registered Securities, including all exhibits, in the form in which it became effective and of all amendments thereto and that, in connection with each offering of Securities:

(a)          Unless waived by the Underwriters, the Company will prepare a final term sheet (the “Term Sheet”), containing solely a description of the Securities, substantially in the form attached as Schedule II hereto and file such Term Sheet pursuant to Rule 433(d) within the time required by such Rule.

(b)          The Company will prepare each of the Preliminary Prospectus and Prospectus in a form to which the Underwriters shall not reasonably object.  The Company will comply with the provisions of Rule 424(b) and Rule 430B, as applicable, under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Terms Agreement and will make no further amendment or supplement to such form of prospectus which shall be disapproved by the Underwriters promptly after reasonable notice thereof.

(c)          The Company will, during the period following the date of the Terms Agreement as, in the opinion of counsel for the Underwriters, any Preliminary Prospectus or Prospectus is required by law to be delivered, advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus, will furnish the Representatives with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will afford the Representatives a reasonable opportunity to comment upon any such proposed amendment or supplement or other documents; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement.

(d)          The Company will advise the Representatives (i) of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain promptly its lifting, if issued, (ii) when any post-effective amendment to the Registration Statement relating to or covering the Securities becomes effective, (iii) of any request or proposed request by the Commission for (A) an amendment or supplement to the Registration Statement (insofar as the amendment or supplement relates to or covers the Securities) or the Prospectus or any document incorporated by reference in any of the foregoing or (B) any additional information and (iv) of receipt by the Company of any notification with respect to the objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Securities Act (v) any suspension of the qualification of the Securities for sale in any jurisdiction (vi) or the initiation or threat of any proceeding for that purpose or pursuant to Section 8A of the Securities Act.

(e)          If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event occurs as a result of which the Pricing Disclosure Package or the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the reasonable judgment of the Underwriters (reasonably concurred in by the Company) it shall be necessary or desirable during such period to amend or supplement the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Pricing Disclosure Package or the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, if applicable, the Company promptly will (i) notify the Representatives  so that any use of the Pricing Disclosure Package or the Prospectus may cease until it is amended and supplemented, and (ii) prepare and file with the Commission, subject to subsection 4(c) hereof, an amendment or supplement which will correct such statement or omission or otherwise amend or supplement the Pricing Disclosure Package or the Prospectus and in case any Underwriter is required by law to deliver a prospectus in connection with the sales of any of such Securities or would be required but for Rule 172 of the Securities Act at any time, to prepare and deliver to such Underwriter as many copies as the Underwriter may request of an amended or supplemented prospectus complying with Section 10(a)(3) of the Securities Act.  Neither the Representatives’ (if any), nor the Underwriters’ consent to delivery of any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

(f)          As soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act, and such requirement will be fully satisfied by the Company if the related reports are available on the Securities and Exchange Commission (the “SEC”) Electronic Data Gathering and Retrieval System (“EDGAR”).

(g)          The Company will furnish to the Representatives copies of the Registration Statement (including all exhibits, the form of Indenture,  the form of Warrant Agreement, the form of Depositary Agreement, the form of Certificate of Designations and this Agreement), any related Preliminary Prospectus and the Prospectus and all amendments and supplements to such documents, in each case, in such quantities as are reasonably requested and as soon as available, and, in the case of the Prospectus, to use its best efforts to make available copies thereof not later than 12:00 noon, New York City time, on the business day next succeeding the date of the applicable Terms Agreement.

(h)          The Company will arrange for the qualification of the Securities for sale under the securities laws of such jurisdictions in the United States as the Representatives may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

(i)          During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of the Parent’s annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act, or mailed to stockholders and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request, provided the Company will be deemed to have furnished such copies to the Representatives to the extent they are filed with EDGAR.

(j)          The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and the printing of memoranda relating thereto, for the cost of the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus and the final Prospectus, for any fees paid to any Trustee, for any fees charged by investment rating agencies for the rating of the Securities (if applicable), for the filing fees of the Financial Industry Regulatory Authority and any state relating to the Securities, for the fees and expenses of listing the Securities on any securities exchange or market, if the Securities are to be listed on any securities exchange or market, for expenses incurred in distributing the Prospectus and any Preliminary Prospectus to Underwriters, for the fees and expenses of the Company’s counsel and independent accountants, and all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(k)          The Company will pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(l)          If and to the extent specified in the Terms Agreement, for a period beginning at the time of execution of the Terms Agreement and ending such numbers of days after the Closing Date as specified in the Terms Agreement, without the prior consent of the Representatives, the Company will not offer, sell, contract to sell or otherwise dispose of any securities that are similar in terms to the Securities other than in those circumstances specified in the Terms Agreement.

(m)          The Company will promptly file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities.

(n)          The Applicable Registrants will not be or become, at any time prior to the expiration of one year after the date of the applicable Terms Agreement, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(o)          The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Preliminary Prospectus and Prospectus under the caption “Use of Proceeds”.

(p)          If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the automatic shelf registration statement relating to the Securities, any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representative.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References herein to the registration statement relating to the Securities shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(q)          If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective, and (iv) promptly notify the Representative of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the registration statement relating to the Securities shall include such new registration statement or post-effective amendment, as the case may be.

(r)          The Parent shall secure a second-party outside opinion from S&P Global relating to the alignment of the Parent’s sustainability-linked financing framework with the Sustainability-Linked Bond Principles 2020 developed by the International Capital Market Association.

5.          Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Applicable Registrants, herein, to the accuracy of the written statements of officers thereof made pursuant to the provisions hereof, to the performance by the Applicable Registrants of their obligations hereunder and to the following additional conditions precedent:

(a)          At the execution of the Terms Agreement, the Representatives shall have received a letter, dated such date and reasonably satisfactory to the Representatives, of Ernst & Young LLP (the Parent’s independent accountants), containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(b)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing in accordance with the Rules and Regulations and Section 4(a) of this Agreement.  All material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time prescribed for such filing by Rule 433.  No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Applicable Registrants or any Underwriter, shall be contemplated by the Commission.  Also, no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriters.

(c)          (i) Neither the Parent nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Preliminary Prospectus (excluding any amendment or supplement thereto filed after the date of the applicable Terms Agreement), and (ii) since the respective dates as of which information is given in the Preliminary Prospectus there shall not have been any change in the capital stock or long-term debt of the Parent or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Parent and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Preliminary Prospectus (excluding any amendment or supplement thereto filed after the date of the applicable Terms Agreement), the effect of which, in any such case described in clause (i) or (ii), is reasonably expected to have a material adverse effect upon the business, properties, financial condition or results of operations of the Parent and its subsidiaries, taken as a whole.

(d)          Subsequent to the execution of the Terms Agreement (i) no downgrading shall have occurred in the rating accorded the Applicable Registrant’s Debt Securities or the Parent’s Preference Shares by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Applicable Registrants’ Debt Securities or Preference Shares, including, for the avoidance of doubt, placing on Creditwatch.

(e)          Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in any of the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

(f)          The Representatives shall have received an opinion and 10b-5 letter, each in form and substance reasonably acceptable to the Underwriters, dated the Closing Date, of White & Case LLP, counsel to the Company with respect to the Offered Debt Securities.

Insofar as such opinion relates to or involves matters of law of any jurisdiction in respect of which such counsel is not qualified to deliver a legal opinion, the opinion may be given in reliance on an opinion of counsel of that jurisdiction, a copy of which opinion shall be furnished to each Representative, in which case the opinion shall state that the firm believes that each Representative and the firm are entitled to so rely.

Such counsel shall further state in such letter that it has reviewed the Registration Statement, participated in the preparation of the Pricing Disclosure Package and the Prospectus and participated in discussions with officers, and other representatives of and counsel to the Applicable Registrants, with representatives of its independent public accountants, and with the Underwriters and their representatives at which time the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and it has reviewed certain Applicable Registrant records, documents, letters and reports from counsel and accountants, this agreement, including the representations and warranties herein,.  On the basis of the foregoing, nothing has come to such counsel’s attention that leads it to believe that (1) the Registration Statement, as of its last deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus, as of its date or as of the date of such letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no belief with respect to the Form T-1 and the financial statements, related schedules and other data derived from such financial statements and schedules, and other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus or excluded from, the Registration Statement, the Pricing Disclosure Package or the Prospectus).  Such counsel shall also state that it does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Pricing Disclosure Package or the Prospectus or required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus which are not filed or incorporated by reference or described as required.

(g)          To the extent applicable, the Representatives shall have received an opinion, dated the Closing Date, of White & Case (Luxembourg) S.à r.l., special Luxembourg counsel of the Company, in form and substance reasonably acceptable to the Underwriters;

(h)          To the extent applicable, the Representatives shall have received an opinion, dated the Closing Date, of De Brauw Blackstone Westbroek N.V., special Netherlands counsel of the Company, in form and substance reasonably acceptable to the Underwriters;

(i)          To the extent applicable, the Representatives shall have received an opinion, dated the Closing Date, of McCann Fitzgerald, special Irish counsel of the Company, in form and substance reasonably acceptable to the Underwriters;

(j)          The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Indentures, the Warrant Agreement or the Certificate of Designations and other related matters as they are prepared to opine, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Shearman & Sterling LLP may rely as to all matters governed by the law of the State of Ohio upon the opinion of internal counsel to the Company.

(k)          The Representatives shall have received a certificate, dated the Closing Date, of the President, Treasurer, Secretary, Assistant Secretary or any Vice-President of the Parent, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Applicable Registrants in this Agreement are true and correct as of such Closing Date, that the Applicable Registrants have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and certifying as to the matters in subsections (c) and (d) of this Section 5 and such other matters as the Underwriter may reasonably request.

(l)          The Representatives shall have received a separate letter (“bring-down letter”), dated the Closing Date, of Ernst & Young LLP which states in effect that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and confirming the conclusions and findings set forth in their original letter contemplated in subsection (a) of this Section 5.

(m)          The representations and warranties of the Applicable Registrants contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Applicable Registrants and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

6.          Free Writing Prospectus.  (a) The Company agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities other than (i) a free writing prospectus not required to be filed by the Company with the Commission or retained by the Company under Rule 433 (including but not limited to a free writing prospectus containing only information with respect to the final terms of the Registered Securities that is included in the Pricing Disclosure Package, has been filed with the SEC and is used in communications conveying customary information relating to the offering to investors) or (ii) the free writing prospectus listed in Schedule I (each, a “Permitted Free Writing Prospectus”).

(b)          The Company has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required and legending.

(c)          The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.          Indemnification and Contribution.  (a) The Applicable Registrants, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d), or any related Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Applicable Registrants will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with Underwriter Information through the Representatives, if any, specifically for use in the Prospectus.

(b)          Each Underwriter, severally and not jointly, will indemnify and hold harmless the Applicable Registrants against any losses, claims, damages or liabilities to which the Applicable Registrants may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d), or any related Preliminary Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with Underwriter Information through the Representatives, if any, specifically for use in the Prospectus, and will reimburse any legal or other expenses reasonably incurred by the Applicable Registrants in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c)          Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party (absent material prejudice) of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Applicable Registrants on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Applicable Registrants on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Applicable Registrants on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Applicable Registrants and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method which does not take account of the equitable contributions referred to above in this subsection (d).

The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(d)          The obligations of the Applicable Registrants under this Section 7 shall be in addition to any liability which the Applicable Registrants may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of any Underwriter, the affiliates of each Underwriter (defined as persons that directly, or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the persons specified) and each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Applicable Registrants, to each officer of the Applicable Registrants who have signed the Registration Statement and to each person, if any, who controls the Applicable Registrants within the meaning of the Securities Act.

8.          Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Securities under the Terms Agreement and the aggregate principal amount or number of shares, as the case may be, of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount or number of shares, as the case may be, of the Securities, the Representatives  may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Securities that such defaulting Underwriters  agreed but failed to purchase.  If any Underwriter or Underwriters so default and the aggregate principal amount or number of shares, as the case may be, of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount or number of shares, as the case may be, of the Securities to be purchased by the Underwriters, as the case may be, and arrangements satisfactory to the Representatives, and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement or Terms Agreements will terminate without liability on the part of any non-defaulting Underwriter, or the Company, except as provided in Section 9 herein.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter, under this Section 8.  Nothing herein will relieve a defaulting Underwriter from liability for its default.  The respective commitments of the several Underwriters, for the purposes of this Section 8, shall be determined without regard to any reduction in the respective Underwriters’ obligations to purchase the principal amounts or numbers of shares, as the case may be, of the Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

9.          Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Applicable Registrants or their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Applicable Registrants or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities.  If the Terms Agreement is terminated pursuant to Section 8 herein or if for any reason the purchase of the Securities by the Underwriters under the Terms Agreement is not consummated, the Applicable Registrants and the Underwriters shall remain responsible for the expenses to be paid or reimbursed by each of them pursuant to Section 4 herein, and the respective obligations of the Applicable Registrants and the Underwriters pursuant to Section 7 herein shall remain in effect.  If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8, the Applicable Registrants will reimburse the Underwriters for all documented expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

10.          Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company will be mailed, delivered or telegraphed and confirmed to it at Eaton Center, 1000 Eaton Blvd., Cleveland, Ohio 44122, Attention: Secretary.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

11.          Successors.  This Agreement will inure to the benefit of and be binding upon the Applicable Registrants and such Underwriters, if any, as are identified in the corresponding Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 7 herein, and no other person will have any right or obligation hereunder.

12.          Applicable Law.  THIS AGREEMENT AND THE TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. Sec. 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. Sec.Sec. 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14.          Counterparts and Electronic Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. Sec.Sec. 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Pricing Disclosure Package

1. Free Writing Prospectus dated August 16, 2022

SCHEDULE II

FORM OF TERM SHEET

[Separately circulated]

SCHEDULE III

GUARANTORS

Eaton Corporation plc
Cooper B-Line, Inc.
Cooper Bussmann, LLC
Cooper Crouse-Hinds, LLC
Cooper Industries Unlimited Company
Cooper Power Systems, LLC
Cooper Wiring Devices, Inc.
Eaton Aeroquip LLC
Eaton Aerospace LLC
Eaton Capital Unlimited Company
Eaton Controls (Luxembourg) S.à r.l.
Eaton Domhanda Unlimited Company
Eaton Electric Holdings LLC
Eaton Filtration LLC
Eaton Leasing Corporation
Eaton Technologies (Luxembourg) S.à r.l.
Turlock B.V.
Wright Line Holding, Inc.
Wright Line LLC

SCHEDULE IV

SIGNIFICANT SUBSIDIARIES

Eaton Corporation
Eaton Aeroquip LLC
Eaton Filtration LLC
Eaton Electric Holdings LLC
Eaton Capital Unlimited Company
Eaton Controls (Luxembourg) S.à r.l.
Eaton Global Holdings Limited
Eaton Industries Pte. Ltd.
Eaton Industries VII Unlimited Company
Eaton Domhanda Unlimited Company
Eaton Corporation plc
Eaton Holding Turlock B.V.